SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 18, 2012
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SPECTRUM GROUP INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11988	22-2365834
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

1063 McGaw Irvine, CA (Address of principal executive offices)	92614 (Zip code)

Registrant's telephone number, including area code:  (949) 748-4800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement
As disclosed on Form 8-K filed with the Securities and Exchange Commission on March 7, 2012, on March 5, 2012, Spectrum Group International, Inc. (the “Company”) entered into a securities purchase agreement (as amended by Amendment No. 1, dated July 4, 2012, as disclosed on Form 8-K filed with the Securities and Exchange Commission on July 5, 2012, the “Securities

Purchase Agreement”) with Afinsa Bienes Tangibles En Liquidacion, S.A. (“Afinsa”) and Auctentia, S.L. (“Auctentia.”). Pursuant to the Securities Purchase Agreement, the Company agreed to purchase all shares of its common stock currently held by Afinsa and Auctentia, and all shares of common stock of Spectrum PMI, Inc., a subsidiary of the Company, held by Auctentia, for an aggregate purchase price (the “Purchase Price”) of $58.25 million, together with five percent simple interest accruing from July 15, 2012 to the closing.
On September 18, 2012, the Company, Afinsa and Auctentia entered into Amendment No. 3 to the Securities Purchase Agreement (the “Amendment”). The Amendment reduces the number of shares of our common stock to be purchased from Afinsa and Auctentia to a number that would leave Afinsa and Auctentia collectively owning 9.9% of the issued and outstanding shares of our common stock outstanding immediately following consummation of the purchase transaction. The Purchase Price will be reduced by $2.50 for each share of our common stock retained by Afinsa and Auctentia. Also under the terms of the Amendment, Antonio Arenas will step down from his position as executive chairman of the Company's board of directors, effective upon the closing of the transaction, but will continue to serve as a director for so long as Afinsa and Auctentia beneficially own 5% or more of the Company's common stock in the aggregate. George Lumby, Afinsa's other representative on the Company's Board, will step down upon closing of the transaction, as originally provided in the Securities Purchase Agreement. The Company has also agreed to use its reasonable commercial efforts to assist Afinsa and Auctentia following the closing to sell the shares of common stock retained by them in an orderly manner that will be non-disruptive to the public market for the common stock and that is intended to facilitate the sale of the retained shares at prices acceptable to Afinsa and Auctentia.
The Amendment also contains certain other provisions, and reference is made to Exhibit 10.1 for the full text of the Amendment.
On September 18, 2012, the Company issued a press release relating to the above-referenced matter. A copy of the press release is filed as Exhibit 99.1 to this Report.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Exhibit Description
10.1	Amendment No. 3 to the Securities Purchase Agreement, dated as of September 18, 2012, among Spectrum Group International, Inc., Afinsa Bienes Tangibles En Liquidacion, S.A. and Auctentia, S.L.
99.1	Press Release, dated September 18, 2012

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 18, 2012

SPECTRUM GROUP INTERNATIONAL, INC.

By:	/s/ Carol Meltzer
Name:	Carol Meltzer
Title:	General Counsel and Secretary